Ex-99.d.2
Exhibit A to
Investment Advisory Agreement dated April 1, 2005
Between Scout Investments, Inc. and Scout Funds

Series Name	Effective Date	Deadline for Renewal
Scout Small Cap Fund	April 1, 2005	March 31
Scout International Fund	April 12, 2005	March 31
Scout Core Bond Fund	April 1, 2005	March 31
Scout Mid Cap Fund	October 28, 2006	March 31
Scout Core Plus Bond Fund	April 25, 2011	March 31
Scout Global Equity Fund	June 30, 2011	March 31
Scout Unconstrained Bond Fund	September 29, 2011	March 31
Scout Low Duration Bond Fund	August 29, 2012	March 31, 2014 (Initial Term)
Scout Emerging Markets Fund	September 26, 2012	March 31, 2014 (Initial Term)
Scout Equity Opportunity Fund	March 28, 2014	March 31, 2015 (Initial Term)

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be amended and restated effective as of the 28th day of March, 2014.

Scout Investments, Inc.	Scout Funds, on behalf of the series listed on this Exhibit A
By:	By:
Name and Title: Andrew J. Iseman, CEO	Name and Title: Andrew J. Iseman, President

Exhibit B to
Investment Advisory Agreement dated April 1, 2005
Between Scout Investments, Inc. and Scout Funds

Fund	Advisory Fee
Scout Small Cap Fund	0.75% for the first $1 billion of annual average daily net assets 0.65% for annual average daily net assets over $1 billion
Scout International Fund	0.80% for the first $1 billion of annual average daily net assets 0.70% for annual average daily net assets over $1 billion
Scout Core Bond Fund	0.40% of annual average daily net assets
Scout Mid Cap Fund	0.80% for the first $1 billion of annual average daily net assets 0.70% for annual average daily net assets over $1 billion
Scout Core Plus Bond Fund	0.40% of annual average daily net assets
Scout Global Equity Fund	0.80% of annual average daily net assets
Scout Unconstrained Bond Fund	0.60% of annual average daily net assets
Scout Low Duration Bond Fund	0.30% of annual average daily net assets
Scout Emerging Markets Fund	0.85% of annual average daily net assets
Scout Equity Opportunity Fund	0.75% of annual average daily net assets

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit B to be amended and restated effective as of the 28th day of March, 2014.

Scout Investments, Inc.	Scout Funds, on behalf of the series listed on this Exhibit B
By:	By:
Name and Title: Andrew J. Iseman, CEO	Name and Title: Andrew J. Iseman, President